EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-61406) pertaining to the Peabody Energy Corporation Amended and Restated Employee Stock Purchase Plan of our report dated March 30, 2011, with respect to the financial statements of the Peabody Energy Corporation Amended and Restated Employee Stock Purchase Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2010.

/s/ Ernst & Young LLP
St. Louis, Missouri
March 30, 2011